                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                                 Date of Report
                (Date of earliest event reported) August 31, 2000



                               UNIVERSAL MFG. CO.
                             -----------------------
             (Exact name of registrant as specified in its charter)



      NEBRASKA                                            42-0733240
  ----------------            --------------             ---------------
   (State of                 (Commission file            (IRS Employer
   Incorporation)                  Number)              Identification No.)




   405 DIAGONAL STREET, ALGONA, IOWA                  50511-0190
   ----------------------------------------          -------------
   (Address of principal executive offices)           (Zip Code)



                         Registrant's telephone number,
                               including area code
                                 (515) 295-3557
                                 ---------------
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ITEM 5.           OTHER EVENTS

         Effective August 31, 2000, Universal Mfg. Co. and Universal Distribution LLC, a subsidiary of Universal Mfg. Co. (collectively, "Universal"), signed an agreement to form a limited liability company (the "Formation Agreement") with Rainbo Oil Company, an Iowa corporation ("Rainbo") and Paul Fahey, President and majority shareholder of Rainbo. The Formation Agreement establishes the parties intent to organize a Nebraska limited liability company to be known as Rainbo Company LLC d/b/a Value Independent Parts (the "Company"). The Company is to be formed for the purpose of purchasing and operating the automobile parts distribution business currently operated by Rainbo as an unincorporated internal business division (the "VIP Division").

         The Formation Agreement contains a number of conditions to closing, including, without limitation, the successful negotiation, execution and closing of an asset purchase agreement for the VIP Division and obtaining financing for the purchase of the VIP Division assets on terms and conditions reasonably acceptable to Universal. There can be no assurance that all of the conditions to closing will occur, or that the parties will consummate the transaction contemplated by the Formation Agreement, including the purchase of the assets of the VIP Division.

         The proceeding information contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements herein that are not historical facts, including statements about the likelihood that the proposed transaction will occur, Universal's expectations about the success of the Company or market demand or acceptance of the Company's products, are forward looking statements that involve risks and uncertainties. These uncertainties include, without limitation, the inability of the parties to achieve all of the conditions to closing, including, without limitation, the inability to obtain satisfactory financing or the possibility that the parties will not be able to agree to terms for the purchase of the VIP Division assets, and the effect of general economic and market conditions.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly aused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     UNIVERSAL MFG. CO.


Date: September 7, 2000              /s/ Donald D. Heupel, President